EXHIBIT 99.1

CB Financial Services, Inc.
Announces Second Quarter 2026 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., July 27, 2026 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its second quarter and year-to-date 2026 financial results.

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
(Dollars in thousands, except per share data) (Unaudited)

Net Income (Loss) (GAAP)	$4,301	$3,867	$4,742	$(5,696)	$3,949	$8,168	$5,858
Net Income Adjustments	14	(13)	(943)	9,623	—	1	808
Adjusted Net Income (Non-GAAP) (1)	$4,315	$3,854	$3,799	$3,927	$3,949	$8,169	$6,666

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.80	$0.73	$0.89	$(1.07)	$0.74	$1.54	$1.09
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.81	$0.72	$0.72	$0.74	$0.74	$1.54	$1.24

Income (Loss) Before Income Tax Expense (GAAP)	$5,099	$4,581	$5,270	$(7,020)	$4,715	$9,680	$7,051
Net Provision (Recovery) for Credit Losses	17	241	362	259	8	259	(32)
Pre-Provision Net Revenue (“PPNR”)	$5,116	$4,822	$5,632	$(6,761)	$4,723	$9,939	$7,019
Net Income Adjustments	18	(16)	(765)	11,752	—	2	1,023
Adjusted PPNR (Non-GAAP) (1)	$5,134	$4,806	$4,867	$4,991	$4,723	$9,941	$8,042
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2026 Second Quarter Financial Highlights
•Total assets were $1.66 billion at June 30, 2026, an increase of $73.1 million from March 31, 2026. Strong organic deposit growth augmented cash balances and funded loans and investment security purchases. The Bank continues to focus efforts on managing the balance sheet to maximize earnings while maintaining a stable risk profile. These strategic movements include:
◦Effectively managing cash and liquidity.
◦Redeploying repayments of indirect automobile and residential mortgage loans into higher-yielding commercial loan products. Commercial loans totaled 62.1% of the Bank’s loan portfolio at June 30, 2026 compared to 58.6% at June 30, 2025.
◦The Bank continues to strategically shift its deposit mix toward lower cost core deposit relationships and away from higher priced funding, a favorable transition driven by the ongoing onboarding of Specialty Treasury clients that began during the first quarter of 2026.
•Net interest and dividend income increased for five consecutive quarters to $14.5 million for the three months ended June 30, 2026 compared to $13.9 million for the three months ended March 31, 2026, although net interest margin (NIM) declined after five consecutive quarters of improvement to 3.68% for the three months ended June 30, 2026 compared to 3.83% for the three months ended March 31, 2026. The decline in NIM resulted from a decrease in the yield on earning assets to 5.34% from 5.47%, driven by higher cash balances resulting from deposit growth. At the same time, the cost of funds increased to 1.72% from 1.70% resulting from Specialty Treasury deposit growth of $56.5 million in interest bearing demand and money market deposits.

EXHIBIT 99.1

•Noninterest expenses increased $378,000 to $10.4 million for the three months ended June 30, 2026 compared to $10.0 million for the three months ended March 31, 2026. This increase was driven by an increase in data processing due to the implementation of enhanced treasury and commercial banking platforms and an increase in salaries and employee benefits due to higher healthcare benefits.
•Asset quality remains strong as nonperforming loans to total loans was 0.29% at June 30, 2026.
•Book value per share and tangible book value per share (Non-GAAP) was $31.91 and $29.99, respectively at June 30, 2026. The improvements since year-end 2025 resulted from increased equity due to current period net income and stock option exercises, partially offset by the increase in accumulated other comprehensive losses, treasury shares repurchased under the Company’s stock repurchase program and the payment of dividends.
•The Bank remains well-capitalized and is positioned for future growth.
Management Commentary
President and CEO John H. Montgomery commented, “Our team’s disciplined execution and well-grounded strategy came through clearly in our second quarter performance, driving substantive progress towards the Company’s financial goals. Net interest income grew during the quarter, even as net interest margin declined due to elevated cash balances and slightly higher deposit costs. This growth was supported by a $69.5 million increase in organic deposits during the quarter, reflecting the continued strength of our core deposit franchise. Earning asset yields remained resilient, continuing to benefit from the balance sheet restructuring executed in the third quarter last year, which helps insulates the portfolio against rate-related repricing pressure. We remain focused on positioning our balance sheet to protect our financial foundation and support substantial earnings growth over time.
Amid ongoing economic volatility, we continue to prioritize prudent financial discipline, maintain a resilient balance sheet, and consistently adhere to the credit quality standards our shareholders rely on. Total loans increased by $17.5 million, or 1.5%, during the first half of 2026, with increases in commercial real estate and construction loans countering the decreases in consumer and residential real estate loans. Our asset quality continues to be strong, with nonperforming loans representing 0.29% of total loans and the allowance for credit losses covering 308.5% of nonperforming assets at quarter-end. We continue to have strong conviction in the fundamental soundness of our loan portfolio and our capacity to manage risk prudently amid continued expansion.
The second quarter marked a key milestone as our Specialty Treasury Payments & Services program officially reached full operational capacity, a testament to the disciplined execution behind this pillar of our long-term growth strategy. With the platform now fully up and running and the initial customer onboarding behind us, we are already seeing it strengthen our core deposit base and open new avenues for sustainable revenue, with $84.1 million in new deposits since year-end. We remain confident in this program’s ability to enhance the Company’s efficiency, scalability, and earnings power over time. As the bulk of new relationships come fully onto the platform, we are encouraged by the strength of the pipeline and the quality of engagement we are seeing across our customer base.
As part of our broader growth strategy, we are expanding our capabilities in mortgage lending, an effort that deepens customer relationships, diversifies our revenue base, and unlocks cross-selling opportunities across our primary market. Because it’s grounded in our relationship-banking model, this work also reinforces our larger lending and deposit growth goals. Even as we explore new growth opportunities, our dedication to the local customers and communities we serve hasn’t wavered— they remain the cornerstone of our business, and the driving force behind every decision we make.”
Dividend Declaration
The Company’s Board of Directors declared a $0.28 quarterly cash dividend per outstanding share of common stock, payable on or about August 28, 2026, to stockholders of record as of the close of business on August 14, 2026.
2026 Second Quarter Financial Review
Net Interest and Dividend Income
Net interest and dividend income increased $2.0 million, or 15.9%, to $14.5 million for the three months ended June 30, 2026 compared to $12.5 million for the three months ended June 30, 2025.
•Net Interest Margin (NIM) (GAAP) increased to 3.68% for the three months ended June 30, 2026 compared to 3.54% for the three months ended June 30, 2025. Fully tax equivalent (FTE) NIM (Non-GAAP) increased 18 basis points (“bps”) to 3.73% for the three months ended June 30, 2026 compared to 3.55% for the three months ended June 30, 2025.
•Interest and dividend income increased $2.1 million, or 11.4%, to $20.9 million for the three months ended June 30, 2026 compared to $18.8 million for the three months ended June 30, 2025.

◦Interest income on loans increased $685,000, or 4.4%, to $16.2 million for the three months ended June 30, 2026 compared to $15.5 million for the three months ended June 30, 2025. The average balance of loans increased $54.6 million to $1.15 billion from $1.10 billion, causing a $768,000 increase in interest income on loans. Partially offsetting this increase, the average yield on loans decreased 3 bps to 5.65% from 5.68% despite a 75 bp reduction in the federal funds target rate since September 2025. While this led to the downward repricing of adjustable rate loans, the impact was mostly negated by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products. The decrease in the average yield caused a $82,000 decrease in interest income on loans.
◦Interest income on investment securities increased $943,000, or 33.0%, to $3.8 million for the three months ended June 30, 2026 compared to $2.9 million for the three months ended June 30, 2025 driven by an 80 bp increase in average yield, coupled with a $41.0 million increase in average balances. The increase in yield was primarily due to the third quarter 2025 implementation of a balance sheet repositioning strategy of the Bank’s portfolio of available-for-sale investment securities in which $129.6 million in book value of lower-yielding investment securities with an average yield of 2.87% were sold for an after-tax realized loss of $9.3 million. Investment securities sold included $121.1 million of mortgage-backed securities and collateralized mortgage obligations issued by the U.S. government-sponsored agencies, $5.0 million of U.S. government agency securities and $3.5 million of municipal securities. The Bank then purchased $117.8 million of higher-yielding mortgage-backed securities/collateralized mortgage obligations issued by U.S government-sponsored agencies, municipal securities, subordinated debt investments and non-agency guaranteed securitizations with an expected tax-equivalent yield of approximately 5.43%. The increase in the average balance resulted from current year purchases.
◦Interest income on interest-earning deposits at other banks increased $514,000 to $845,000 for the three months ended June 30, 2026 compared to $331,000 for the three months ended June 30, 2025 driven by a $66.3 million increase in average balances, partially offset by a 56 bp decrease in the average yield. The increase in the volume was due to deposit growth while the decrease in the yield was related to the Federal Reserve’s reductions in the target federal funds rate.
•Interest expense increased $152,000, or 2.4%, to $6.4 million for the three months ended June 30, 2026 compared to $6.2 million for the three months ended June 30, 2025.
◦Interest expense on deposits increased $219,000, or 3.8%, to $5.9 million for the three months ended June 30, 2026 compared to $5.7 million for the three months ended June 30, 2025. Average interest-bearing deposit balances increased $137.5 million, or 13.7%, to $1.14 billion as of June 30, 2026 compared to $1.01 billion as of June 30, 2025, primarily as the Bank grew core banking relationships and onboarded Specialty Treasury clients. The increase in average balances accounted for a $748,000 increase in interest expense. This was partially offset as the cost of interest-bearing deposits decreased 20 bps to 2.08% for the three months ended June 30, 2026 from 2.28% for the three months ended June 30, 2025 due to the Federal Reserve federal funds target rate decreases since September 2025. The decrease in the cost of interest-bearing deposits accounted for a $529,000 decrease in interest expense.
Provision for Credit Losses
A provision for credit losses of $17,000 was recorded for the three months ended June 30, 2026. The provision for credit losses on loans was $157,000 and was primarily due to loan growth. This was partially offset by a $140,000 reversal of provision for credit losses on unfunded commitments primarily due to a decrease in unfunded commitments. This compared to a provision for credit losses of $8,000 recorded for the three months ended June 30, 2025 as the provision for credit losses on loans was a $136,000 recovery primarily due to a reduction of reserves required for individually assessed loans and changes in loan concentrations, partially offset by additional reserve required for overall loan growth and a change in qualitative factors relating to economic conditions, and the provision for credit losses on unfunded commitments was $144,000 due to an increase in unfunded commitments and an increase in funding rates.
Noninterest Income
Noninterest income increased $41,000, or 4.4%, to $972,000 for the three months ended June 30, 2026, compared to $931,000 for the three months ended June 30, 2025 primarily due to a $23,000 increase in service fees related to corporate deposit and Individual Covered Health Reimbursement Arrangement accounts and a $19,000 increase in net gain on sale of loans.

Noninterest Expense
Noninterest expense increased $1.6 million, or 18.8%, to $10.4 million for the three months ended June 30, 2026 compared to $8.7 million for the three months ended June 30, 2025. Salaries and benefits increased $1.0 million primarily due to revenue producing treasury and commercial banking personnel additions, merit increases and higher benefit compensation costs. Data processing expense increased $379,000 due to the implementation of enhanced treasury and commercial banking platforms in late 2025 and early 2026. Pennsylvania shares tax increased $124,000 due to $179,000 of refunds received in 2025 on amended returns filed for prior years. Professional fees increased $81,000 due to the timing of internal audit services and higher legal fees associated with treasury services. Contracted services increased $54,000 due to outsourced information security services.
Statement of Financial Condition Review
Assets
Total assets increased $108.7 million, or 7.0%, to $1.66 billion at June 30, 2026, compared to $1.55 billion at December 31, 2025.
•Cash and due from banks increased $44.4 million, or 140.1%, to $76.1 million at June 30, 2026, compared to $31.7 million at December 31, 2025, driven by deposit growth.
•Securities increased $45.7 million, or 16.3%, to $325.6 million at June 30, 2026, compared to $279.9 million at December 31, 2025. This was primarily due to $84.9 million of security purchases, partially offset by $37.9 million of maturities and principal repayments on amortizing securities and a $1.9 million increase in unrealized losses on the portfolio.
Loans and Credit Quality
•Total loans increased $17.5 million, or 1.5%, to $1.18 billion compared to $1.16 billion, and included increases in commercial real estate and construction loans of $19.6 million and $13.5 million, respectively, partially offset by decreases in consumer and residential real estate loans of $11.8 million and $2.2 million, respectively. The decrease in consumer loans resulted from the continued reduction in indirect automobile loan production since the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. Excluding the $11.1 million decrease in indirect automobile loans, total loans increased $28.5 million, or 2.5%. Loan production totaled $90.8 million while $64.8 million of loans were paid off since December 31, 2025.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $3.4 million at June 30, 2026 and $5.3 million at December 31, 2025. Nonperforming loans to total loans ratio was 0.29% at June 30, 2026 and 0.46% at December 31, 2025. The decrease in nonperforming loans was due to the full repayment of a $2.0 million commercial real estate loan which was placed on nonaccrual status in the fourth quarter of 2025.
•The allowance for credit losses (ACL) was $10.5 million at June 30, 2026 and $10.1 million at December 31, 2025. As a result, the ACL to total loans was 0.89% at June 30, 2026 and 0.87% at December 31, 2025. During the current year, the Company recorded a net provision for credit losses of $259,000. The ACL to nonperforming assets was 308.5% at June 30, 2026 and 190.5% at December 31, 2025.
•Net charge-offs for the three months ended June 30, 2026 were $9,000, compared to net recoveries for the three months ended June 30, 2025 of $39,000, or 0.01% of average loans on an annualized basis. Net charge-offs for the six months ended June 30, 2026 were $50,000, or 0.01% of average loans on an annualized basis, compared to net charge-offs for the six months ended June 30, 2025 of $15,000.
Liabilities
Total liabilities increased $104.2 million, or 7.5%, to $1.49 billion at June 30, 2026 compared to $1.39 billion at December 31, 2025.
Deposits
•Organic deposits increased $105.1 million, or 8.5%, to $1.35 billion as of June 30, 2026 compared to $1.24 billion at December 31, 2025. Interest-bearing demand and money market deposits increased $103.1 million and $11.6 million, respectively, while noninterest deposits and time deposits decreased $5.1 million and $4.1 million, respectively. This growth has occurred as the Bank began onboarding Specialty Treasury clients during the first quarter of 2026. The Bank continues to focus on building core banking relationships while seeking opportunities to strategically reduce higher priced funding.
•Brokered deposits decreased $64.9 million, or 65.9%, to $33.6 million as of June 30, 2026 compared to $98.5 million at December 31, 2025, as the Bank elected to utilize lower cost FHLB borrowings instead. The remaining brokered deposits mature within three months and were utilized primarily to fund the purchase of floating rate CLO securities. At June 30, 2026, FDIC insured deposits totaled approximately 55.1% of total deposits while an additional 19.7% of total deposits were collateralized with investment securities.

Borrowed Funds
•Short-term borrowings increased $65.0 million to $65.0 million as of June 30, 2026 as the Bank replaced maturing brokered deposits with lower cost FHLB borrowings.
Stockholders’ Equity
Stockholders’ equity increased $4.6 million, or 2.9%, to $162.1 million at June 30, 2026, compared to $157.5 million at December 31, 2025. The key factors positively impacting stockholders’ equity were $8.2 million of net income for the current year and $551,000 of shares issued as a result of stock option exercises, partially offset by a $1.5 million increase in accumulated other comprehensive loss resulting from market interest rate changes, the payment of $2.8 million in dividends and $306,000 of treasury shares purchased under the stock repurchase program since December 31, 2025.
Book value per share
Book value per common share was $31.91 at June 30, 2026 compared to $31.28 at December 31, 2025, an increase of $0.63.
Tangible book value per common share (Non-GAAP) was $29.99 at June 30, 2026, compared to $29.35 at December 31, 2025, an increase of $0.64.
Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.
About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.cb.bank.
Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Assets
Cash and Due From Banks	$76,090	$55,549	$31,693	$55,890	$64,506
Securities	325,554	295,452	279,895	272,559	267,171
Loans Held for Sale	—	—	—	107	512
Loans
Real Estate:
Residential	327,003	330,761	329,237	333,430	329,324
Commercial	571,760	550,029	552,180	539,395	513,197
Construction	58,930	51,394	45,419	38,905	40,680
Commercial and Industrial	160,399	157,694	161,081	143,919	138,221
Consumer	31,108	36,720	42,876	49,581	57,376
Other	30,521	31,239	31,467	38,156	32,026
Total Loans	1,179,721	1,157,837	1,162,260	1,143,386	1,110,824
Allowance for Credit Losses	(10,451)	(10,303)	(10,116)	(10,146)	(9,722)
Loans, Net	1,169,270	1,147,534	1,152,144	1,133,240	1,101,102
Premises and Equipment, Net	19,069	19,428	19,646	19,896	20,223
Bank-Owned Life Insurance	25,127	24,964	24,812	24,660	24,506
Goodwill	9,732	9,732	9,732	9,732	9,732
Accrued Interest Receivable and Other Assets	31,578	30,633	29,771	29,430	30,232
Total Assets	$1,656,420	$1,583,292	$1,547,693	$1,545,514	$1,517,984

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$286,623	$301,053	$291,745	$291,882	$278,685
Interest-Bearing Demand Accounts	460,197	384,599	357,134	365,976	353,448
Money Market Accounts	220,812	209,258	209,166	206,166	225,141
Savings Accounts	168,948	172,172	169,307	169,005	172,021
Time Deposits	209,847	209,855	213,953	202,891	201,136
Total Organic Deposits	1,346,427	1,276,937	1,241,305	1,235,920	1,230,431
Brokered Deposits	33,633	98,500	98,500	98,500	79,001
Total Deposits	1,380,060	1,375,437	1,339,805	1,334,420	1,309,432

Short-Term Borrowings	65,000	—	—	—	—
Other Borrowings	34,778	34,768	34,758	34,748	34,738
Accrued Interest Payable and Other Liabilities	14,485	14,336	15,593	23,881	25,452
Total Liabilities	1,494,323	1,424,541	1,390,156	1,393,049	1,369,622

Stockholders’ Equity	162,097	158,751	157,537	152,465	148,362
Total Liabilities and Stockholders’ Equity	$1,656,420	$1,583,292	$1,547,693	$1,545,514	$1,517,984

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Six Months Ended
Selected Operating Data	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Interest and Dividend Income:
Loans, Including Fees	$16,177	$15,957	$16,077	$15,973	$15,492	$32,134	$30,020
Securities:
Taxable	3,351	2,999	3,035	2,848	2,860	6,351	5,637
Tax-Exempt	452	416	415	146	—	868	—
Dividends	7	7	7	7	9	14	37
Other Interest and Dividend Income	919	272	458	367	399	1,192	912
Total Interest and Dividend Income	20,906	19,651	19,992	19,341	18,760	40,559	36,606
Interest Expense:
Deposits	5,940	5,232	5,802	5,810	5,721	11,172	11,833
Short-Term Borrowings	70	188	—	68	108	258	131
Other Borrowings	362	359	364	364	391	721	792
Total Interest Expense	6,372	5,779	6,166	6,242	6,220	12,151	12,756
Net Interest and Dividend Income	14,534	13,872	13,826	13,099	12,540	28,408	23,850
Provision (Recovery) for Credit Losses - Loans	157	228	265	336	(136)	385	(68)
(Recovery) Provision for Credit Losses - Unfunded Commitments	(140)	13	97	(77)	144	(126)	36
Net Interest and Dividend Income After Net Provision (Recovery) for Credit Losses	14,517	13,631	13,464	12,840	12,532	28,149	23,882
Noninterest Income:
Service Fees	582	554	585	574	559	1,136	1,021
Insurance Commissions	1	1	1	1	1	2	2
Other Commissions	74	75	60	63	66	150	129
Net Gain on Sale of Loans	45	11	6	50	26	56	49
Net (Loss) Gain on Securities	(18)	8	14	(11,752)	—	(10)	(69)
Net Gain on Purchased Tax Credits	10	10	4	4	4	21	7
Net Gain on Disposal of Premises and Equipment	—	—	40	—	—	—	—
Income from Bank-Owned Life Insurance	163	152	152	154	148	315	297
Other Income	115	151	867	229	127	266	282
Total Noninterest Income (Loss)	972	962	1,729	(10,677)	931	1,936	1,718
Noninterest Expense:
Salaries and Employee Benefits	6,120	5,997	5,842	5,247	5,088	12,117	11,124
Occupancy	615	656	573	574	616	1,271	1,366
Equipment	364	349	382	367	372	713	702
Data Processing	1,140	942	790	708	761	2,081	1,558
Federal Deposit Insurance Corporation Assessment	176	173	171	173	203	349	379
Pennsylvania Shares Tax	267	286	242	306	143	554	400
Contracted Services	436	405	481	371	382	841	692
Legal and Professional Fees	198	221	234	411	117	420	378
Advertising	115	142	192	132	124	258	242
Other Real Estate Owned	—	—	55	8	1	—	2
Other Expense	959	841	961	886	941	1,801	1,706
Total Noninterest Expense	10,390	10,012	9,923	9,183	8,748	20,405	18,549
Income (Loss) Before Income Tax Expense	5,099	4,581	5,270	(7,020)	4,715	9,680	7,051
Income Tax Expense (Benefit)	798	714	528	(1,324)	766	1,512	1,193
Net Income (Loss)	$4,301	$3,867	$4,742	$(5,696)	$3,949	$8,168	$5,858

	Three Months Ended					Six Months Ended
Per Common Share Data	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Dividends Per Common Share	$0.28	$0.28	$0.26	$0.26	$0.25	$0.56	$0.50
Earnings (Loss) Per Common Share - Basic	0.85	0.77	0.95	(1.14)	0.79	1.61	1.15
Earnings (Loss) Per Common Share - Diluted	0.80	0.73	0.89	(1.07)	0.74	1.54	1.09

Weighted Average Common Shares Outstanding - Basic	5,073,474	5,053,586	5,015,025	4,985,188	5,022,813	5,063,585	5,073,911
Weighted Average Common Shares Outstanding - Diluted	5,353,959	5,318,874	5,304,685	5,319,594	5,332,026	5,319,645	5,387,924

	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Common Shares Outstanding	5,080,438	5,072,183	5,036,509	4,998,383	4,972,300
Book Value Per Common Share	$31.91	$31.30	$31.28	$30.50	$29.84
Tangible Book Value per Common Share (1)	29.99	29.38	29.35	28.56	27.88
Stockholders’ Equity to Assets	9.8%	10.0%	10.2%	9.9%	9.8%
Tangible Common Equity to Tangible Assets (1)	9.3	9.5	9.6	9.3	9.2

	Three Months Ended					Six Months Ended
Selected Financial Ratios (2)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Return on Average Assets	1.04%	1.01%	1.22%	(1.50)%	1.06%	1.02%	0.80%
Return on Average Equity	10.77	9.84	12.14	(15.15)	10.76	10.31	8.01
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	133.48	133.68	134.05	134.42	135.33	133.58	135.02
Average Equity to Average Assets	9.64	10.24	10.02	9.93	9.88	9.93	9.97
Net Interest Rate Spread	3.14	3.29	3.18	3.05	2.91	3.22	2.76
Net Interest Rate Spread (FTE) (1)	3.18	3.34	3.23	3.08	2.93	3.27	2.78
Net Interest Margin	3.68	3.83	3.76	3.64	3.54	3.75	3.40
Net Interest Margin (FTE) (1)	3.73	3.88	3.80	3.67	3.55	3.80	3.42
Net Charge-Offs (Recoveries) to Average Loans	—	0.01	0.10	(0.03)	(0.01)	0.01	—
Efficiency Ratio	67.01	67.49	63.79	379.15	64.94	67.25	72.55

Asset Quality Ratios	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Allowance for Credit Losses to Total Loans	0.89%	0.89%	0.87%	0.89%	0.88%
Allowance for Credit Losses to Nonperforming Loans (3)	308.47	309.49	190.51	464.99	550.20
Delinquent and Nonaccrual Loans to Total Loans (4)	0.69	0.54	0.86	0.59	0.49
Nonperforming Loans to Total Loans (3)	0.29	0.29	0.46	0.19	0.16
Nonperforming Assets to Total Assets (5)	0.20	0.21	0.34	0.15	0.13

Capital Ratios (6)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Common Equity Tier 1 Capital (to Risk Weighted Assets)	14.22%	14.70%	13.92%	14.19%	15.28%
Tier 1 Capital (to Risk Weighted Assets)	14.22	14.70	13.92	14.19	15.28
Total Capital (to Risk Weighted Assets)	15.18	15.71	14.89	15.20	16.29
Tier 1 Leverage (to Adjusted Total Assets)	9.94	10.34	10.15	10.06	10.49
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	June 30, 2026			March 31, 2026			December 31, 2025			September 30, 2025			June 30, 2025
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,153,305	$16,235	5.65%	$1,151,941	$16,023	5.64%	$1,138,734	$16,145	5.62%	$1,120,036	$16,034	5.68%	$1,098,698	$15,549	5.68%
Debt Securities
Taxable	287,012	3,351	4.67	249,917	2,999	4.80	241,449	3,035	5.03	259,196	2,848	4.40	284,499	2,860	4.02
Tax-Exempt	38,526	572	5.94	35,218	527	5.99	35,243	525	5.96	12,461	185	5.94	—	—	—
Equity Securities	1,000	7	2.80	1,000	7	2.80	1,000	7	2.80	1,000	7	2.80	1,000	9	3.60
Interest-Earning Deposits at Banks	99,855	845	3.38	27,236	200	2.94	41,222	384	3.73	29,682	293	3.95	33,564	331	3.94
Other Interest-Earning Assets	3,278	74	9.05	3,874	72	7.54	2,998	74	9.79	3,972	74	7.39	3,767	68	7.24
Total Interest-Earning Assets	1,582,976	21,084	5.34	1,469,186	19,828	5.47	1,460,646	20,170	5.48	1,426,347	19,441	5.41	1,421,528	18,817	5.31
Noninterest-Earning Assets	78,718			87,352			85,605			75,480			67,513
Total Assets	$1,661,694			$1,556,538			$1,546,251			$1,501,827			$1,489,041
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$458,395	$2,328	2.04%	$365,729	$1,642	1.82%	$367,382	$1,850	2.00%	$350,232	$1,835	2.08%	$334,752	$1,677	2.01%
Money Market Accounts	221,065	1,200	2.18	209,181	1,104	2.14	212,212	1,232	2.30	211,660	1,401	2.63	238,195	1,747	2.94
Savings Accounts	170,276	51	0.12	169,568	40	0.10	168,853	45	0.11	171,188	43	0.10	174,055	42	0.10
Time Deposits	210,258	1,566	2.99	213,645	1,604	3.04	207,895	1,653	3.15	201,651	1,587	3.12	209,516	1,710	3.27
Total Organic Interest-Bearing Deposits	1,059,994	5,145	1.95	958,123	4,390	1.86	956,342	4,780	1.98	934,731	4,866	2.07	956,518	5,176	2.17
Brokered Deposits	84,053	795	3.79	87,136	842	3.92	98,500	1,022	4.12	85,995	944	4.36	49,990	545	4.37
Total Interest-Bearing Deposits	1,144,047	5,940	2.08	1,045,259	5,232	2.03	1,054,842	5,802	2.18	1,020,726	5,810	2.26	1,006,508	5,721	2.28
Short-Term Borrowings	7,089	70	3.96	18,990	188	4.01	16	—	4.71	5,655	68	4.77	9,143	108	4.74
Other Borrowings	34,774	362	4.18	34,764	359	4.19	34,754	364	4.16	34,743	364	4.16	34,733	391	4.52
Total Interest-Bearing Liabilities	1,185,910	6,372	2.16	1,099,013	5,779	2.13	1,089,612	6,166	2.25	1,061,124	6,242	2.33	1,050,384	6,220	2.38
Noninterest-Bearing Demand Deposits	301,859			283,546			285,269			271,462			270,729
Total Funding and Cost of Funds	1,487,769		1.72	1,382,559		1.70	1,374,881		1.78	1,332,586		1.86	1,321,113		1.89
Other Liabilities	13,686			14,564			16,367			20,120			20,789
Total Liabilities	1,501,455			1,397,123			1,391,248			1,352,706			1,341,902
Stockholders' Equity	160,239			159,415			155,003			149,121			147,139
Total Liabilities and Stockholders' Equity	$1,661,694			$1,556,538			$1,546,251			$1,501,827			$1,489,041
Net Interest Income (FTE) (Non-GAAP) (3)		$14,712			$14,049			$14,004			$13,199			$12,597
Net Interest-Earning Assets (4)	397,066			370,173			371,034			365,223			371,144
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			3.18%			3.34%			3.23%			3.08%			2.93%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.73			3.88			3.80			3.67			3.55
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest and Dividends	Yield /Cost	Average Balance	Interest and Dividends	Yield / Cost
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (1)	$1,152,627	$32,259	5.64%	$1,086,955	$30,132	5.59%
Debt Securities
Taxable	268,567	6,351	4.73	281,447	5,637	4.01
Exempt From Federal Tax	36,881	1,099	5.96	—	—	—
Marketable Equity Securities	1,000	14	2.80	1,832	37	4.04
Interest-Earning Deposits at Banks	63,746	1,046	3.28	39,278	789	4.02
Other Interest-Earning Assets	3,574	146	8.24	3,484	123	7.12
Total Interest-Earning Assets	1,526,395	40,915	5.41	1,412,996	36,718	5.24
Noninterest-Earning Assets	83,011			65,758
Total Assets	$1,609,406			$1,478,754

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$412,318	$3,970	1.94%	$326,322	$3,203	1.98%
Savings Accounts	169,924	91	0.11	173,193	83	0.10
Money Market Accounts	215,155	2,304	2.16	234,436	3,473	2.99
Time Deposits	211,942	3,171	3.02	228,651	4,127	3.64
Total Organic Interest-Bearing Deposits	1,009,339	9,536	1.91	962,602	10,886	2.28
Brokered Deposits	85,586	1,636	3.85	43,578	947	4.38
Total Interest-Bearing Deposits	1,094,925	11,172	2.06	1,006,180	11,833	2.37
Short-Term Borrowings	13,008	258	4.00	5,584	131	4.73
Other Borrowings	34,769	721	4.18	34,728	792	4.60
Total Interest-Bearing Liabilities	1,142,702	12,151	2.14	1,046,492	12,756	2.46
Noninterest-Bearing Demand Deposits	292,753			268,140
Total Funding and Cost of Funds	1,435,455		1.71	1,314,632		1.96
Other Liabilities	14,121			16,673
Total Liabilities	1,449,576			1,331,305
Stockholders' Equity	159,830			147,449
Total Liabilities and Stockholders' Equity	$1,609,406			$1,478,754
Net Interest Income (FTE) (Non-GAAP) (2)		28,764			23,962
Net Interest-Earning Assets (3)	383,693			366,504
Net Interest Rate Spread (FTE) (Non-GAAP) (2)(4)			3.27%			2.78%
Net Interest Margin (FTE) (Non-GAAP) (2)(5)			3.80			3.42
(1)    Annualized based on six months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,656,420	$1,583,292	$1,547,693	$1,545,514	$1,517,984
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Tangible Assets (Non-GAAP) (Numerator)	$1,646,688	$1,573,560	$1,537,961	$1,535,782	$1,508,252
Stockholders' Equity (GAAP)	$162,097	$158,751	$157,537	$152,465	$148,362
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$152,365	$149,019	$147,805	$142,733	$138,630
Stockholders’ Equity to Assets (GAAP)	9.8%	10.0%	10.2%	9.9%	9.8%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.3%	9.5%	9.6%	9.3%	9.2%
Common Shares Outstanding (Denominator)	5,080,438	5,072,183	5,036,509	4,998,383	4,972,300
Book Value per Common Share (GAAP)	$31.91	$31.30	$31.28	$30.50	$29.84
Tangible Book Value per Common Share (Non-GAAP)	$29.99	$29.38	$29.35	$28.56	$27.88

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP)	$4,301	$3,867	$4,742	$(5,696)	$3,949	$8,168	$5,858
Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02
Average Stockholders' Equity (GAAP)	$160,239	$159,415	$155,003	$149,121	$147,139	$159,830	$147,449
Average Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$150,507	$149,683	$145,271	$139,389	$137,407	$150,098	$137,717
Return on Average Equity (GAAP)	10.77%	9.84%	12.14%	(15.15)%	10.76%	10.31%	8.01%
Return on Average Tangible Common Equity (Non-GAAP)	11.46%	10.48%	12.95%	(16.21)%	11.53%	10.97%	8.58%

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$20,906	$19,651	$19,992	$19,341	$18,760	$40,559	$36,606
Adjustment to FTE Basis	178	177	178	100	57	356	112
Interest Income (FTE) (Non-GAAP)	21,084	19,828	20,170	19,441	18,817	40,915	36,718
Interest Expense (GAAP)	6,372	5,779	6,166	6,242	6,220	12,151	12,756
Net Interest Income (FTE) (Non-GAAP)	$14,712	$14,049	$14,004	$13,199	$12,597	$28,764	$23,962

Net Interest Rate Spread (GAAP)	3.14%	3.29%	3.18%	3.05%	2.91%	3.22%	2.76%
Adjustment to FTE Basis	0.04	0.05	0.05	0.03	0.02	0.05	0.02
Net Interest Rate Spread (FTE) (Non-GAAP)	3.18%	3.34%	3.23%	3.08%	2.93%	3.27%	2.78%

Net Interest Margin (GAAP)	3.68%	3.83%	3.76%	3.64%	3.54%	3.75%	3.40%
Adjustment to FTE Basis	0.05	0.05	0.04	0.03	0.01	0.05	0.02
Net Interest Margin (FTE) (Non-GAAP)	3.73%	3.88%	3.80%	3.67%	3.55%	3.80%	3.42%

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
(Dollars in thousands) (Unaudited)

Income (Loss) Before Income Tax Expense (GAAP)	$5,099	$4,581	$5,270	$(7,020)	$4,715	$9,680	$7,051
Net Provision (Recovery) for Credit Losses	17	241	362	259	8	259	(32)
PPNR (Non-GAAP)	5,116	4,822	5,632	(6,761)	4,723	9,939	7,019
Adjustments
Net (Gain) Loss on Securities	18	(8)	(14)	11,752	—	10	69
Net Gain on Disposal of Premises and Equipment	—	—	(40)	—	—	—	—
Earn-out Payment Related to the Sale of EU	—	(8)	(711)	—	—	(8)	(49)
Reduction in Force Expenses		—	—	—	—		1,003
Adjusted PPNR (Non-GAAP) (Numerator)	$5,134	$4,806	$4,867	$4,991	$4,723	$9,941	$8,042
Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02
Average Assets (Denominator)	$1,661,694	$1,556,538	$1,546,251	$1,501,827	$1,489,041	$1,609,406	$1,478,754
Adjusted PPNR Return on Average Assets (Non-GAAP)	1.24%	1.25%	1.25%	1.32%	1.27%	1.25%	1.10%

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (Loss) (GAAP)	$4,301	$3,867	$4,742	$(5,696)	$3,949	$8,168	$5,858

Adjustments
Net (Gain) Loss on Securities	18	(8)	(14)	11,752	—	10	69
Net Gain on Disposal of Premises and Equipment	—	—	(40)	—	—	—	—
Earn-out Payment Related to the Sale of EU	—	(8)	(711)	—	—	(8)	(49)
Reduction in Force Expenses		—	—	—	—		1,003
Tax effect	(4)	3	(178)	(2,129)	—	(1)	(215)
Adjusted Net Income (Non-GAAP)	$4,315	$3,854	$3,799	$3,927	$3,949	$8,169	$6,666
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,353,959	5,318,874	5,304,685	5,319,594	5,332,026	5,319,645	5,387,924
Earnings (Loss) per Common Share - Diluted (GAAP)	$0.80	$0.73	$0.89	$(1.07)	$0.74	$1.54	$1.09
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.81	$0.72	$0.72	$0.74	$0.74	$1.54	$1.24
Net Income (Loss) (GAAP) (Numerator)	$4,301	$3,867	$4,742	$(5,696)	$3,949	$8,168	$5,858
Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02
Average Assets (Denominator)	1,661,694	1,556,538	1,546,251	1,501,827	1,489,041	1,609,406	1,478,754
Return on Average Assets (GAAP)	1.04%	1.01%	1.22%	(1.50)%	1.06%	1.02%	0.80%
Adjusted Net Income (Non-GAAP) (Numerator)	$4,315	$3,854	$3,799	$3,927	$3,949	$8,169	$6,666
Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02
Average Assets (Denominator)	1,661,694	1,556,538	1,546,251	1,501,827	1,489,041	1,609,406	1,478,754
Adjusted Return on Average Assets (Non-GAAP)	1.04%	1.00%	0.97%	1.04%	1.06%	1.02%	0.91%

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP) (Numerator)	$4,301	$3,867	$4,742	$(5,696)	$3,949	$8,168	$5,858
Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02
Average Equity (GAAP) (Denominator)	160,239	159,415	155,003	149,121	147,139	159,830	147,449
Return on Average Equity (GAAP)	10.77%	9.84%	12.14%	(15.15)%	10.76%	10.31%	8.01%
Adjusted Net Income (Non-GAAP) (Numerator)	$4,315	$3,854	$3,799	$3,927	$3,949	$8,169	$6,666
Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02
Average Equity (GAAP) (Denominator)	160,239	159,415	155,003	149,121	147,139	159,830	147,449
Adjusted Return on Average Equity (Non-GAAP)	10.80%	9.80%	9.72%	10.45%	10.76%	10.31%	9.12%

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP) (Numerator)	$10,390	$10,012	$9,923	$9,183	$8,748	$20,405	$18,549

Net Interest and Dividend Income (GAAP)	$14,534	$13,872	$13,826	$13,099	$12,540	$28,408	$23,850

Noninterest Income (Loss) (GAAP)	972	962	1,729	(10,677)	931	1,936	1,718
Operating Revenue (GAAP) (Denominator)	$15,506	$14,834	$15,555	$2,422	$13,471	$30,344	$25,568
Efficiency Ratio (GAAP)	67.01%	67.49%	63.79%	379.15%	64.94%	67.25%	72.55%

Noninterest Expense (GAAP)	$10,390	$10,012	$9,923	$9,183	$8,748	$20,405	$18,549
Adjustments:
Reduction in Force Expenses	—	—	—	—	—	—	(1,003)
Adjusted Noninterest Expense (Non-GAAP) (Numerator)	$10,390	$10,012	$9,923	$9,183	$8,748	$20,405	$17,546

Net Interest and Dividend Income (GAAP)	$14,534	$13,872	$13,826	$13,099	$12,540	$28,408	$23,850
Noninterest Income (Loss) (GAAP)	972	962	1,729	(10,677)	931	1,936	1,718
Adjustments:
Net (Gain) Loss on Securities	18	(8)	(14)	11,752	—	10	69
Net Gain on Disposal of Premises and Equipment	—	—	(40)	—	—	—	—
Earn-out Payment Related to the Sale of EU	—	(8)	(711)	—	—	(8)	(49)
Adjusted Noninterest Income (Non-GAAP)	$990	$946	$964	$1,075	$931	$1,938	$1,738
Adjusted Operating Revenue (Non-GAAP) (Denominator)	$15,524	$14,818	$14,790	$14,174	$13,471	$30,346	$25,588
Adjusted Efficiency Ratio (Non-GAAP)	66.93%	67.56%	67.09%	64.79%	64.94%	67.24%	68.57%